                                    SCHEDULE 14A

                                   (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [   ]
Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Matrix Pharmaceutical, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
       (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5)  Total fee paid:

--------------------------------------------------------------------------------
[   ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[   ]  Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

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       (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
       (3)  Filing Party:

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       (4)  Date Filed:

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

                             MATRIX PHARMACEUTICAL, INC.
                                  34700 CAMPUS DRIVE
                              FREMONT, CALIFORNIA  94555

                                    APRIL 16, 1998



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc. (the "Company"), which will be held at 10:00 A.M. on May 18, 1998, at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

          (i) to elect eight directors to serve as the Company's Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return by no later than May 8, 1998, the enclosed proxy card in the accompanying reply envelope. If you attend the Annual Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     Copies of the Matrix Pharmaceutical, Inc. 1997 Annual Report to Stockholders as well as the Company's Annual Report on Form 10-K are also enclosed.

     We look forward to seeing you at the Annual Meeting.

                              Sincerely,


                              Michael D. Casey
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                IMPORTANT

       PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY BE
       VOTED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             MATRIX PHARMACEUTICAL, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 18, 1998

TO THE STOCKHOLDERS OF MATRIX PHARMACEUTICAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. local time on Monday, May 18, 1998, at the Company's headquarters, at 34700 Campus Drive, Fremont, California 94555, for the following purposes:

     1. To elect eight directors to serve as the Company's Board of Directors for the ensuing year or until their respective successors are duly elected and qualified.
     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.
     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on March 23, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of 10 days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                               Sincerely,


                               James R. Glynn
                               CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY

Fremont, California
April 16, 1998

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                             MATRIX PHARMACEUTICAL, INC.
                                  34700 Campus Drive
                              Fremont, California  94555
                           _______________________________

                                   PROXY STATEMENT
                           _______________________________

                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 18, 1998


                         GENERAL INFORMATION FOR STOCKHOLDERS


     THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF MATRIX PHARMACEUTICAL, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:00 A.M. ON MAY 18, 1998 AT THE COMPANY'S HEADQUARTERS, 34700 CAMPUS DRIVE, FREMONT, CALIFORNIA 94555, AND AT ANY ADJOURNMENT THEREOF.

     This Proxy Statement and the accompanying form of Proxy was first mailed to the stockholders entitled to vote at the Annual Meeting on or about April 16, 1998.

RECORD DATE AND VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. Stockholders of record at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 21,933,765 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote, held by 271 stockholders of record. No shares of the Company's preferred stock are outstanding. Stockholders may not cumulate votes in the election of directors. Directors are determined by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the election of the eight directors nominated by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted IN FAVOR OF the approval of Proposal Two described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (I.E., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter.) Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum (at least 50% of the voting stock) for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Peter Dworkin in Investor Relations in writing at 34700 Campus Drive, Fremont, California 94555 or by telephone at (510) 742-9900. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 8, 1998.

REVOCABILITY OF PROXIES

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to exercise by filing with the Secretary of the Company at its principal executive offices at 34700 Campus Drive, Fremont, California 94555, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. Other than as described above, the Company does not presently intend to solicit proxies other than by mail.


                                      IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID, RETURN ENVELOPE BY NO LATER THAN MAY 8, 1998 SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (THE "ANNUAL REPORT") AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "FORM 10-K"), HAVE BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS CONSIDERED PROXY SOLICITING MATERIAL.

                   MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                        PROPOSAL ONE - ELECTION OF DIRECTORS


     The Company's Certificate of Incorporation provides for a Board of Directors consisting of between five and nine members. The number of directors is currently set at eight. The term of office of all eight directors expires at the Annual Meeting. At the Annual Meeting, a Board of eight directors will be elected to serve until the Company's next Annual Meeting, or until their successors shall have been duly elected and qualified or until their death, resignation or removal. The Board has selected eight nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below.
The eight candidates receiving the highest number of affirmative votes of all the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.


INFORMATION WITH RESPECT TO NOMINEES

     Set forth below is information regarding the nominees:


     Name                                         Position(s) with the Company                       Age       Director Since
     ----                                         ----------------------------                       ---       --------------
Michael D. Casey . . . . . . . . .      Director, President and Chief Executive Officer               52            1997

J. Stephan Dolezalek . . . . . . .      Director and Secretary                                        41            1994

James R. Glynn . . . . . . . . . .      Director, Chief Operating Officer, Chief Financial Officer    51            1997
                                        and Assistant Secretary

Marvin E. Jaffe, M.D . . . . . . .      Director                                                      61            1997

Bradley G. Lorimier. . . . . . . .      Director                                                      52            1997

Edward E. Luck . . . . . . . . . .      Chairman of the Board                                         47            1985

John E. Lyons. . . . . . . . . . .      Director                                                      72            1993

Julius L. Pericola . . . . . . . .      Director                                                      69            1993


BUSINESS EXPERIENCE OF NOMINEES

     MR. CASEY has been President, Chief Executive Officer and a director of the Company since September 1997. From November 1995 to December 1996, he was Executive Vice President of Schein Pharmaceutical, Inc., ("Schein"), a generic and ethical pharmaceutical company, and in December 1996, he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical, a unit of Johnson & Johnson, from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. ("Ortho") subsidiary of Johnson & Johnson from 1985 to 1989. Previously, he held a number of sales and marketing positions with Ortho.

     MR. DOLEZALEK has served as a director of the Company since October 1994 and as secretary since June 1997. Mr. Dolezalek has been an attorney with the firm of Brobeck, Phleger & Harrison LLP, principal outside counsel to the Company since 1984, and has been a partner in that firm since 1989. Mr. Dolezalek serves as chairman of the Life Sciences Practice Group of Brobeck, Phleger & Harrison LLP.

     MR. GLYNN was named Chief Operating Officer of the Company in September 1997 and has served as Chief Financial Officer since July 1995 and Assistant Secretary and director of the Company since June 1997. Mr. Glynn served as interim President and Chief Executive Officer from June to September 1997. He joined the Company in July 1995 as Senior Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, from 1987 to February 1995, he served as Executive Vice President, Chief Financial Officer and director of Mycogen Corporation. From 1982 to 1987, Mr. Glynn was Vice President, Finance and Treasurer of Lubrizol Enterprises, Inc., a venture development company.

     DR. JAFFE was appointed a director of the Company in December 1997. He was President of the R.W. Johnson Pharmaceutical Research Institute ("PRI") from its founding in 1988 until his retirement in April 1994. From 1970 to 1988, Dr. Jaffe held a number of medical management positions at Merck Sharp & Dohme Research Laboratories, including Vice President, Clinical Research from 1978 to 1987, and Senior Vice President, Medical Affairs, from 1987 to 1988. He is a board certified neurologist and a Clinical Associate Professor of Neurology at Jefferson Medical College of Thomas Jefferson University. He is also a director of Chiroscience Group plc, Immunomedics Inc., and Titan Pharmaceuticals, Inc.

     MR. LORIMIER was appointed a director of the Company in December 1997. He served as Senior Vice President, Business Development and a director of Human Genome Sciences, Inc. from March 1994 to July 1997. Previously, he was Vice President, Corporate Development, at Ortho Pharmaceutical Corp., a subsidiary of Johnson & Johnson, from 1991 to March 1994, Vice President, Licensing on the corporate staff of Johnson & Johnson from 1986 to 1991, and Vice President, Licensing at Sterling Drug Inc. From 1984 to 1986, he has also held licensing, business planning, and marketing positions at Armour Pharmaceutical Co. and Bristol Laboratories.

     MR. LUCK, a co-founder of the Company, has held the position of Chairman of the Board since 1989. From 1985 to 1989, he held the positions of President and Chief Executive Officer of the Company. Prior to founding the Company, he was co-founder and President of Cytoscan, Inc., a cancer screening company from 1980 to 1982. He was co-founder, Vice President and Director of Technical Affairs of Collagen Corporation from 1975 to 1979.

     MR. LYONS has been a director of the Company since February 1993. He spent more than 40 years with Merck & Co., Inc. ("Merck"), most recently as Vice Chairman from 1988 to his retirement as an officer in 1991. In addition, he served as Executive Vice President of Merck from 1985 to 1988 and as Corporate Senior Vice President and President of the Merck, Sharp & Dohme Division from 1975 to 1985. Mr. Lyons currently serves as a director of Synaptic Pharmaceutical Corporation and Immunex Corporation.

     MR. PERICOLA has been a director of the Company since January 1993. He worked for 40 years with Bristol- Myers Squibb Co. ("Bristol-Myers"), most recently as Executive Vice President of Bristol-Myers International Group from 1985 to his retirement as an officer in 1990. Mr. Pericola also served as Corporate Senior Vice President of Bristol Myers Company from 1981 to 1990, and as President of the Bristol Laboratories division from 1975 to 1984. Mr. Pericola is currently a director of Fujisawa U.S.A., Inc. and a trustee of Syracuse Research Corporation and Syracuse University.

     NUMBER OF DIRECTORS AND RELATIONSHIPS

     The Company's Bylaws authorize the Board to appoint the number of directors serving on the Board, provided that such number shall not be less than five nor more than nine. The number of directors is currently set at eight. All directors hold office until the next annual meeting of stockholders, or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. Officers are appointed to serve at the discretion of the Board.

     There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board held six (6) meetings and took action by unanimous written consent on two (2) occasions during the fiscal year ended December 31, 1997.
The Board has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. The Board had an Executive Committee from June to December 1997. Each director, except Dr. Jaffe and Mr. Lorimier, who were appointed in December 1997, attended or participated in at least 75% of (i) the aggregate number of meetings of the Board and (ii) the total number of meetings held by all the Board committees on which such director served during the 1997 fiscal year.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. During the fiscal year ended December 31, 1997, the Audit Committee consisted of two directors, Messrs. Lyons and Pericola. Mr. Lyons was appointed by the Board to serve on the Committee on June 25, 1997 to replace Mr. Alan Salzman, at that time a director of the Company, who was appointed to the Executive Committee on June 25, 1997. Mr. Salzman was a director of the Company from 1988 to December 1997. The Audit Committee held one meeting during the fiscal year ended December 31, 1997, at which both members were in attendance.

     The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1988 Restricted Stock Plan and other employee (and officer) benefit programs. During the fiscal year ended
December 31, 1997, the Compensation Committee consisted of two directors, Messrs. Pericola and Lyons. Mr. Lyons was appointed by the Board to serve on the Committee on June 25, 1997 to replace Mr. Salzman, who was appointed to the Executive Committee on June 25, 1997. The Compensation Committee met five (5) times for the fiscal year ended December 31, 1997, at which both members were in attendance. Furthermore, the Compensation Committee took action by unanimous written consent on two (2) occasions during the fiscal year ended December 31, 1997.

     On June 25, 1997, the Board appointed an Executive Committee, which included Messrs. Dolezalek, Luck and Salzman, to assist the Company with its executive search process. The Committee was dissolved on December 2, 1997, after a successful search for Mr. Casey, the Company's President, Chief Executive Officer and Director. Mr Salzman resigned from the Board on December 1, 1997.

DIRECTOR COMPENSATION

     The non-employee Board members do not receive any cash compensation for their service on the Board or any Committee of the Board, except for fees related to consultation agreements between the Company and each of directors Luck, Lorimier and Jaffe. Each consultation agreement provides for the payment of $2,500 per full day, $1,250 per half day or $300 per hour for consulting advice and the payment of $1,000 per day for travel time. Mr. Luck received consulting fees of $149,500 for the 1997 fiscal year. Consulting fees and related expenses for directors Lorimier and Jaffe incurred in December 1997 were $3,587 and $3,660, respectively, both of which were paid in January 1998. All other non-employee Board members are reimbursed for travel expenses incurred in attending Board or Committee meetings.

     Each non-employee Board member received an automatic option grant for 40,000 shares of Common Stock under the Company's 1991 Directors Stock Option Plan (the "Directors Plan") on the date of his initial election or appointment to the Board. Each such initial grant becomes exercisable for one-third of the shares upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. However, the option becomes immediately exercisable for all of the option shares if the optionee dies or becomes disabled during his period of Board service or if the Company is acquired by merger or asset sale or if there should occur a change in control of the Company through a successful tender offer for more than 40% of the Company's outstanding Common Stock or a change in the majority of the Board effected through one or more contested elections for Board membership. In addition, on the date of each Annual Stockholders Meeting, each individual re-elected as a non-employee Board member will receive an automatic option grant for 3,000 shares of Common
Stock, provided such individual has served as a Board member for at least six months prior to the date of the Annual Meeting. Each such annual option grant becomes exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date, subject to acceleration upon an acquisition of the Company by merger or asset sale or other change in control of the Company. All options under the Directors Plan have a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for more than 40% of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee
Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

     At the 1997 Annual Stockholders Meeting held on June 25, 1997, Messrs. Dolezalek, Luck, Lyons, Pericola and Salzman each received an automatic stock option grant under the Directors Plan for 3,000 shares of Common Stock in connection with their re-election as non-employee Board members. Each such option has an exercise price of $6.25 per share, the fair market value per share of Common Stock on the grant date. This option grant will become exercisable one year from the grant date, provided the optionee attends all of the regularly scheduled Board meetings held during that one year period. Should the optionee not attend all of the scheduled meetings, then the option will lapse as to the number of shares determined by multiplying the number of total option shares by a fraction, the numerator of which is the number of such meetings not attended by the optionee during that one-year period and the denominator of which is the total number of such meetings held during such period.

     On July 1, 1997, Messrs. Dolezalek, Luck and Salzman, the members of the Executive Committee, each received a stock option grant under the 1988 Restricted Stock Plan for 15,000 shares of Common Stock in connection with their appointment to the Committee. Each such option has an exercise price of $6.69 per share, the fair market value per share of Common Stock on the grant date and will become exercisable for 100% of the option shares upon the optionee's continuation in Board service through the date of the 1998 Annual Meeting. The option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service. On January 29, 1998, the Board authorized the acceleration of exercisability of the 15,000-share option that was issued to Mr. Salzman on July 1, 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING, OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR DEATH, RESIGNATION OR REMOVAL.

                PROPOSAL TWO - RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Ernst & Young LLP.

     Ernst & Young LLP has served as independent auditors to the Company for the fiscal year ended December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's Stock Option Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are tied to their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the achievement of pre-defined personal and corporate performance targets and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1997 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY - CHIEF EXECUTIVE OFFICER. In setting the base salary level for the 1997 fiscal year to the Company's Chief Executive Officer, Michael D. Casey, the Committee reviewed Mr. Casey's qualifications and experience, and the Company goals for which Mr. Casey has responsibility. In addition, the Compensation Committee sought to provide him with a base salary which it believed to be competitive with the base salary levels in effect for other chief executive officers at similar-sized companies in the industry.

     BASE SALARY - OTHER EXECUTIVE OFFICERS.   In setting the base salaries of
the executive officers other than the Chief Executive Officer, the Compensation Committee identified a peer group of 25 companies for comparative compensation purposes and reviewed the compensation data and surveys of those companies. In selecting the peer group companies, the Compensation Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure. A majority of the peer group companies surveyed were also included in the Nasdaq Pharmaceutical Index which the Company has chosen as the industry index for purposes of the Company Stock Price Performance graph which follows this report.

     The base salary for each executive officer other than the Chief Executive Officer reflects the salary levels for comparable positions at the peer group companies as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. For the 1997 fiscal year, the base salary of the Company's executive officers was targeted at the 50th percentile of the base salary levels in effect for comparable positions at the peer group companies, subject to 20% variance above or below that level for certain officers of the Company.

     ANNUAL INCENTIVE COMPENSATION. For the 1997 fiscal year, the Compensation Committee established an incentive compensation program for the executive officers. Since the Company is in the development stage, the use of traditional performance milestones (such as profit levels and return on equity) as the basis for such incentive compensation was not considered appropriate. Instead, the incentive awards for the 1997 fiscal year were tied to the achievement of pre-defined personal and corporate performance targets. The corporate performance targets for such fiscal year were tied to appreciation in the market price of the Company's Common Stock. On the basis of the Committee's evaluation of personal performance for the year as well as the highly competitive market for senior-level personnel within the pharmaceutical industry, the executive officers (other than the Chief Executive Officer) received bonuses which ranged from 11% to 15.9% of their base salary for the year.

     LONG TERM INCENTIVES. Generally, stock option grants are made periodically by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (not less than 85% of the market price of the shares on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments, generally, over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a meaningful return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. In determining the appropriate level of equity incentive to be provided each individual, the Compensation Committee also takes into account the number of unvested options held by the executive officer and the comparable level of equity-based awards provided similar individuals in the industry as reflected in comparative industry data. However, the relevant weight given to each of these factors varied from individual to individual for the grants made during the 1997 fiscal year.

     CEO COMPENSATION. As indicated above, the base salary for the Company's Chief Executive Officer, Michael D. Casey, for the 1997 fiscal year was established by the Committee on the basis of a detailed review of his qualifications and the salaries of chief executives of pharmaceutical companies of similar size. Mr. Casey's base salary is $400,000 per year, subject to review 12 months from his date of employment and annually thereafter. Mr. Casey received a sign-on bonus of $150,000 in 1997. He is also eligible to receive a $50,000 bonus upon completion of six months of employment if certain performance milestones are attained and is eligible to receive an additional yearly performance-based bonus beginning in the 1998 fiscal year targeted at 35% of his base salary. Mr. Casey accordingly did not receive any performance bonuses for the 1997 fiscal year. Mr. Casey was granted an option to acquire 550,000 shares of the Company's Common Stock as part of the terms of employment. These options had an exercise price of $4.125 per share and were originally structured to vest as follows: 20% of the option immediately upon his commencement of employment, an additional 20% of the option shares upon his completion of one year of service and the balance of the option shares in 36 successive equal monthly installments upon his completion of each additional month of service thereafter. The options were repriced on October 29, 1997 at an exercise price of $3.94. Under the repriced option, the vesting schedule will remain the same for any option shares which were not vested at the time of the repricing. However, for any shares which were vested at that time, the new option will become exercisable for 50% of those option shares upon Mr. Casey's completion of six months of service following the repricing date and will become exercisable for the remainder of those shares upon his completion of an additional six months of service. These options will vest in full on an accelerated basis should Mr. Casey's employment terminate under certain circumstances within a specified time period following a change in control of the Company. After the Annual Meeting, he will receive another option grant to purchase an additional 50,000 shares of Common Stock which will vest over a four-year period. Mr. Casey also has an automobile allowance that covers the cost of usage, gasoline, taxes, insurance and maintenance on an automobile having an approximate retail purchase value of $50,000.

SPECIAL OPTION REGRANT PROGRAM

     During the 1997 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program pursuant to which a number of outstanding options held by the Company's executive officers and other employees under the Option Plan were cancelled, and new options for the same number of shares were granted with a lower exercise price per share equal to the market price of the Company's Common Stock on the regrant date.

     The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of the Company's employees and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to the implementation of the program, the market price of the Company's Common Stock had fallen as a result of two primary factors. These were, first, a determination by the Company that Phase III clinical trial data for the Company's AccuSite (fluorouracil/epinephrine) Injectable Gel product candidate was not sufficient to pursue United States regulatory approval of AccuSite for treatment of basal cell carcinoma and, second, notification from the U.S. Food and Drug Administration ("FDA") that the FDA is not prepared to approve the Company's New Drug Application for AccuSite for treatment of genital warts. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of the Company's Common Stock. All repriced options are subject to new vesting schedules which require an additional period of service on each optionee's behalf. The Compensation Committee believes that the additional service requirement is a fair exchange for the lower exercise price which will be in effect under the repriced option.

     Accordingly, on October 29, 1997, a number of outstanding options held by the Company's executive officers and other employees with an exercise price in excess of $3.94 per share were canceled, and new options for the same number of shares were granted with an exercise price of $3.94 per share, the market price of the Common Stock on that date. The vesting schedule for each new option has been restructured to require the optionee to continue in the Company's service in order to take advantage of the lower exercise price. Accordingly to the extent the option was vested for one or more shares at the time of the cancellation and regrant, the new option will only become exercisable for 50% of those shares upon the optionee's completion of six months of service following the date of the regrant and will become exercisable for the remainder of those shares upon his or her completion of an additional six months of service. To the extent the option was not vested at the time of the cancellation and regrant, the new option will become exercisable in accordance with the same vesting schedule as the cancelled option.

     As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact continue their employment with the Company and contribute to the Company's future success.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's Restricted Stock Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     The Board of Directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 1997 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.


     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                John E. Lyons, Member
                              Julius L. Pericola, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 1997, the Compensation Committee of the Board was comprised of Messrs. Lyons and Pericola. No current or past member of the Compensation Committee was at any time during the 1997 fiscal year, or at any time, an officer or employee of the Company or any of its subsidiaries.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 28, 1992 (the date of the Company's initial public offering) at the then current market price of $15.00 per share, along with the composite prices of companies listed in the Nasdaq Pharmaceutical Index and Nasdaq U.S. Stock Market Index. This information has been provided to the Company by the Nasdaq Stock Market. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                             1998 PROXY STATEMENT
                               PERFORMANCE GRAPH

                 Matrix                 NASDAQ
             Pharmaceutical         Pharmaceutical       NASDAQ Stock
                 Inc.                   Index            Market Index
 1/28/92         100                     100                   100
 3/31/92          73                      85                    97
 6/30/92          40                      71                    91
 9/30/92          41                      67                    94
12/31/92          58                      81                   110
 3/31/93          45                      59                   112
 6/30/93          60                      62                   114
 9/30/93          63                      67                   124
12/31/93          70                      73                   126
 3/31/94          74                      59                   121
 6/30/94          68                      52                   115
 9/30/94          95                      58                   125
12/31/94          92                      55                   123
 3/31/95          92                      59                   134
 6/30/95          90                      69                   154
 9/30/95          93                      86                   172
12/31/95         125                     100                   174
 3/31/96         154                     104                   182
 6/30/96         120                     101                   197
 9/30/96          53                     103                   204
12/31/96          41                     100                   214
 3/31/97          43                      95                   203
 6/30/97          45                     103                   240
 9/30/97          33                     115                   280
12/31/97          23                     104                   263

The indexes above assume the reinvestment of all dividends.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPANY STOCK PERFORMANCE GRAPH WILL NOT BE INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years by the Company's current Chief Executive Officer, the Company's former Chief Executive Officer and the four other highest paid executive officers whose salary and bonus for fiscal 1997 were in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1997 fiscal year resigned or terminated employment during that year.

                         SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                              Annual Compensation                 Long-Term Compensation Awards
                                        ------------------------------------  -------------------------------------
                                                                                  Securities       Restricted Stock     All Other
                                         Salary     Bonus     Other Annual    Underlying Options        Awards         Compensation
Name and Principal Position       Year    ($)      ($)(1)   Compensation ($)         (#)                 ($)               ($)
-----------------------------------------------------------------------------------------------------------------------------------

Michael D. Casey (2)              1997   106,843   150,000         -             1,100,000 (3)             -                -
President and                     1996      -         -            -                  -                    -                -
  Chief Executive Officer         1995      -         -            -                  -                    -                -

Craig R. McMullen (4)             1997   300,000      -          6,000 (5)            -                    -              2,489 (6)
(Former President and             1996   300,000    57,000       6,000 (5)            -                    -              1,188 (6)
  Chief Executive Officer)        1995   261,250   100,000       6,000 (5)          40,000                 -                -

James R. Glynn                    1997   211,937    35,000         -               230,000 (3)          175,000 (7)      35,894 (8)
Chief Operating Officer,          1996   190,000    42,050         -                20,000                 -             76,188 (8)
  Chief Financial Officer and     1995    82,500    18,000         -                90,000                 -             15,000 (8)
  Assistant Secretary

Richard D. Leavitt, M.D. (9)      1997   220,000    33,000         -               125,000 (3)          175,000 (7)      82,972(10)
Senior Vice President,            1996    18,334      -            -                85,000                 -             20,000(10)
  Medical and Regulatory Affairs  1995      -         -            -                  -                    -                -

Richard E. Jones, Ph.D.           1997   181,650    27,250         -                90,000 (3)             -              2,661(11)
Vice President, Research          1996   173,000    28,200         -                20,000                 -              1,188(11)
  and Development                 1995   158,833    31,200         -                  -                    -                -

Andrew G. Korey, Ph.D.            1997   175,000    21,000         -                70,000 (3)             -                -
Vice President,                   1996   175,000    24,950         -                20,000                 -                -
  Business Development/           1995   164,625    31,800         -                  -                    -                -
  Scientific Licensing
-----------------------------------------------------------------------------------------------------------------------------------

(1) Bonuses are reported for the year earned, although generally paid in the subsequent year, except for Mr. Casey's sign-on bonus of $150,000 which was paid in 1997.

(2) Mr. Casey joined Matrix as President and Chief Executive Officer on October 6, 1997, with an annualized salary of $400,000 for the 1997 fiscal year.

(3) Includes the following options regranted on October 29, 1997 in exchange for the cancellation of preexisting options for the same number of shares with an exercise price per share in excess of $3.94: Michael D. Casey (550,000 shares); James Glynn (170,000 shares); Richard Leavitt (105,000 shares); Richard Jones (70,000 shares) and Andrew Korey (60,000 shares).

(4) Mr. McMullen resigned his position as President and Chief Executive Officer on June 20, 1997.

(5)  Represents yearly automobile allowance for Mr. McMullen.

(6) Represents compensation associated with a matching contribution in shares of Common Stock which the Company made on Mr. McMullen's behalf to the Company's 401(k) Plan of 194 shares of Common Stock at

     $6.125 per share in 1996 and 724 shares of Common Stock at $3.438 per share in 1997.

(7) Represents a share rights award made by the Compensation Committee on December 2, 1997 which will entitle Mr. Glynn and Dr. Leavitt to receive 50,000 shares of the Company's Common Stock each. The shares will be issued in a series of three (3) successive equal annual installments upon the individual's completion of each year of service over the three
     (3) year period measured from the award date. The closing selling price per share of the Company's Common Stock on the award date was $3.50.

(8) Represents relocation allowance for Mr. Glynn of $15,000 in 1995, $75,000 in 1996 and partial loan forgiveness of $33,333 in 1997. The Company also made a matching contribution in shares of Common Stock on Mr. Glynn's behalf to the Company's 401(k) Plan of 194 shares of Common Stock at $6.125 per share in 1996 and 745 shares of Common Stock at $3.438 per share in 1997.

(9) Dr. Leavitt joined the Company as Senior Vice President, Medical and Regulatory Affairs on December 2, 1996, with an annualized salary of $220,000 for the 1997 fiscal year.

(10) Represents relocation allowance for Dr. Leavitt of $20,000 in 1996 and $80,424 in 1997. In 1997, the Company also made a matching contribution on Dr. Leavitt's behalf to the Company's 401(k) Plan in the form of 741 shares of Common Stock at $3.438 per share.

(11) Represents compensation associated with a matching contribution which the Company made on Mr. Jones' behalf to the Company's 401(k) Plan in the form of 194 shares of Common Stock at $6.125 per share in 1996 and 774 shares of Common Stock at $3.438 per share in 1997.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table provides information with respect to the stock option grants made during fiscal 1997 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable Value at
                                                                                                     Assumed Annual Rates of Stock
                                                                                                     Price Appreciation for Option
                                       Individual Grants                                                      Term (3)
-----------------------------------------------------------------------------------------------------------------------------------
                              Number of        Percent of Total
                              Securities      Options Granted to
                          Underlying Options     Employees in        Exercise       Expiration
       Name                Granted (#)(1)       Fiscal Year         Price (2)         Date            5 % ($)         10 % ($)
-----------------------------------------------------------------------------------------------------------------------------------
Michael D. Casey           1,100,000 (4)           36.30%              $3.94         10/29/07        $3,529,790       $5,620,450

Craig R. McMullen                -                    -                  -               -                -                -

James R. Glynn               230,000 (5)            7.59%              $3.94         10/29/07        $1,091,026       $1,737,230

Richard D. Leavitt, M.D.     125,000 (6)            4.12%              $3.94         10/29/07          $673,869       $1,072,995

Richard E. Jones, Ph.D.       90,000 (7)            2.97%              $3.94         10/29/07          $449,246         $715,330

Andrew G. Korey, Ph.D.        70,000 (8)            2.31%              $3.94         10/29/07          $385,068         $613,140
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain options for each individual were originally granted at a higher exercise price and were cancelled on October 29, 1997 in exchange for new options for the same number of shares with an exercise price of $3.94 per share. Under the new option, the vesting schedule will remain the same for any option shares which were not vested at the time of the cancellation and the regrant. To the extent the option was vested for one or more shares at that time, the new option will vest as to 50% of those shares upon the optionee's completion of six

     (6) months of service measured from the regrant date and will vest as to the balance of those shares upon the optionee's completion of an additional six (6) months of service thereafter. These options will vest in full on an accelerated basis should the officers' employment terminate under certain circumstances within a specified time period following a change in control of the Company.

     Each of the granted options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity.
     Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price may be paid in cash or in shares of Common Stock. The option may also be exercised through a cashless exercise procedure pursuant to which the shares purchased under the option are immediately sold by a designated brokerage firm, and a portion of the sale proceeds is paid directly to the Company in payment of the option exercise price for the purchased shares. The Company may also allow the optionee to finance the option exercise by delivering a promissory note in payment of the exercise price for the purchased shares and any taxes incurred by the optionee in connection with such exercise.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent and ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The indicated dollar amounts are based on the options granted during the 1997 fiscal year, net of options granted and cancelled in such fiscal year.

(4) Includes (a) the stock option grant for 550,000 shares he received on October 2, 1997 and (b) the new option for the same number of shares issued in cancellation of that option on October 29, 1997 with an exercise price of $3.94 per share. The original 550,000-share option was to vest as follows: the option was to become excercisable for 20% of the option shares immediately upon his commencement of employment, an additional 20% of the option shares was to become exercisable upon completion of one year of service measured from the grant date, and the option was to become exercisable for the remaining option shares in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(5) Includes (a) the stock option grants for 50,000 shares and 10,000 shares he received on May 20, 1997 and July 1, 1997, respectively, (b) the new options for the same number of shares issued in cancellation of those options on October 29, 1997 with an exercise price of $3.94 per share and
     (c) the new options issued in cancellation for all other outstanding options held by him on that date with an exercise price in excess of $3.94 per share. The original 50,000-share option granted in May 1997 was to vest as follows: the option was to become exercisable for the option shares in a series of forty-eight (48) successive equal monthly installments upon optionee's completion of each month of service over the forty-eight (48)-month period measured from the grant date. The original 10,000-share option granted in July 1997 was to vest as follows: the option was to become exercisable for (i) 50% of the option shares upon optionee's completion of twelve (12) months of service measured from the grant date and (ii) 2.083% of the option shares upon the optionee's completion of each additional month of service over the next twenty-four
     (24) months thereafter.

(6) Includes (a) the stock option grant for 20,000 shares he received on July 1, 1997, (b) the new option for the same number of shares issued in cancellation of that option on October 29, 1997 with an exercise price of $3.94 per share and (c) the new options issued in cancellation for all other outstanding options held by him on that date with an exercise price in excess of $3.94 per share. The original 20,000-share option granted in fiscal 1997 was to vest as follows: the option was to become exercisable for (i) 50% of the option shares upon optionee's completion of twelve (12) months of service measured from the grant date and (ii) 2.083% of the option shares upon the optionee's completion of each additional month of service over the next twenty-four (24) months thereafter.

(7) Includes (a) the stock option grant for 20,000 shares he received on July 1, 1997, (b) the new option for the same number of shares issued in cancellation of that option on October 29, 1997 with an exercise price of $3.94 per share and (c) the new options issued in cancellation for all other outstanding options held by him on that date with an exercise price in excess of $3.94 per share. The original 20,000-share option granted in fiscal 1997 was to vest as follows: the option was to become exercisable for (i) 50% of the option shares upon optionee's completion of twelve (12) months of service measured from the grant date and (ii) 2.083% of the option shares upon the optionee's completion of each additional month of service over the next twenty-four (24) months thereafter.

(8) Includes (a) the stock option grant for 10,000 shares he received on July 1, 1997, (b) the new option for the same number of shares issued in cancellation of that option on October 29, 1997 with an exercise price of $3.94 per share and (c) the new options issued in cancellation for all other outstanding options held by him on that date with an exercise price in excess of $3.94 per share. The original 10,000-share option granted in fiscal 1997 was to vest as follows: the option was to become exercisable for (i) 50% of the option shares upon optionee's completion of twelve (12) months of service measured from the grant date and (ii) 2.083% of the option shares upon the optionee's completion of each additional month of service over the next twenty-four (24) months thereafter.


OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during fiscal 1997 by the Named Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised by the Named Officers during such fiscal year, and no stock appreciation rights were held by such individuals at the end of such fiscal year.

                     AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND 1997 FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------
                                                                     No. of Securities          Value of Unexercised In-
                                                                   Underlying Unexercised         the-Money Options at
                                                                    Options at FY-End(#)                 FY-End
                                                               ----------------------------------------------------------
                          Shares Acquired on   Value Realized    Exercisable     Unexercis-    Exercisable     Unexercis-
         Name                  Exercise             (2)                            able          ($) (1)        able ($)
-------------------------------------------------------------------------------------------------------------------------
 Craig R. McMullen              204,762           $833,381         72,427             --           $14,622           --

 Michael D. Casey                 --                 --              --            550,000           --              --

 James R. Glynn                   --                 --            6,664           213,336           --              --

 Richard D. Leavitt, M.D.         --                 --            23,020          131,980           --              --

 Richard E. Jones, Ph.D.          --                 --            60,407          67,917         $179,084           --

 Andrew G. Korey, Ph.D.           --                 --            36,578          57,917         $105,917           --
-------------------------------------------------------------------------------------------------------------------------

(1) Determined by subtracting the exercise price from the market price of the Common Stock on December 31, 1997 of $3.438 per share, the Nasdaq National Market trading price at the close of business that same day.

(2) Equal to the excess of the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

OPTION REPRICING

     As discussed in the Compensation Committee Report on Executive Compensation above, the Company implemented an option cancellation/regrant program for executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on October 29, 1997, and a number of outstanding options with an exercise price in excess of $3.94 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $3.94 per share.

     The following table sets forth information with respect to each of the Company's executive officers concerning his or her participation in the option cancellation/regrant program effected on October 29, 1997.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                         NUMBER OF    MARKET PRICE
                                                        SECURITIES     OF STOCK AT   EXERCISE PRICE
                                                        UNDERLYING       TIME OF       AT TIME OF        NEW      LENGTH OF OPTION
                                                          OPTIONS     REPRICING OR    REPRICING OR     EXERCISE   TERM REMAINING AT
                                          REPRICING     REPRICED OR     AMENDMENT       AMENDMENT       PRICE     DATE OF REPRICING
EXECUTIVE OFFICERS                          DATE          AMENDED          ($)              ($)           ($)        OR AMENDMENT
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Michael D. Casey                          10/29/97       550,000      3.94           4.13              3.94       9 years, 325 days
President and Chief Executive Officer                   --------
                                                         550,000

James R. Glynn                            10/29/97        57,680      3.94          10.52              3.94       7 years, 267 days
Chief Operating Officer                   10/29/97        32,320      3.94          12.38              3.94       7 years, 267 days
  Chief Financial Officer and             10/29/97        20,000      3.94           6.38              3.94       8 years, 332 days
  Assistant Secretary                     10/29/97        50,000      3.94           5.05              3.94       9 years, 203 days
                                          10/29/97        10,000      3.94           6.94              3.94       9 years, 245 days
                                                         -------
                                                         170,000

Richard E. Jones, Ph. D.                  10/29/97        30,000      3.94          11.75              3.94       7 years, 37 days
Vice President, Research                  10/29/97        20,000      3.94           6.38              3.94       8 years, 332 days
  and Development                         10/29/97        20,000      3.94           6.38              3.94       9 years, 245 days
                                                         -------
                                                          70,000

Andrew G. Korey, Ph. D.                   10/29/97        30,000      3.94          11.75              3.94       7 years, 37 days
Vice President, Business Development      10/29/97        20,000      3.94           6.38              3.94       8 years, 332 days
  Scientific Licensing                    10/29/97        10,000      3.94           6.69              3.94       9 years, 245 days
                                                         -------
                                                          60,000

Richard D. Leavitt, M.D.                  10/29/97        85,000      3.94           7.54              3.94       9 years, 34 days
Senior Vice President,                    10/29/97        20,000      3.94           6.69              3.94       9 years, 245 days
  Medical and Regulatory Affairs                         -------
                                                         105,000

Dennis M. Brown, Ph. D.                   10/29/97        50,000      3.94          12.75              3.94       8 years, 262 days
Vice President, Discovery Research        10/29/97        15,000      3.94           6.38              3.94       8 years, 332 days
                                          10/29/97        25,000      3.94           6.69              3.94       9 years, 245 days
                                                         -------
                                                          90,000

Ronald P. Lucas                           10/29/97        17,408      3.94          21.00              3.94       8 years, 130 days
Vice President, Operations                10/29/97        32,592      3.94          17.85              3.94       8 years, 130 days
                                          10/29/97        25,000      3.94           6.38              3.94       8 years, 332 days
                                          10/29/97        25,000      3.94           6.69              3.94       9 years, 245 days
                                                         -------
                                                         100,000

Natalie L. McClure, Ph. D.                10/29/97        10,000      3.94           8.75              3.94       5 years, 102 days
Vice President, Regulatory Affairs        10/29/97        13,843      3.94          17.85              3.94       8 years, 130 days
  and Quality Assurance                   10/29/97        16,157      3.94          21.00              3.94       8 years, 130 days
                                          10/29/97        20,000      3.94           6.38              3.94       8 years, 332 days
                                          10/29/97        20,000      3.94           6.69              3.94       9 years, 245 days
                                                         -------
                                                          80,000

Harry D. Pedersen                         10/29/97        55,000      3.94           6.25              3.94       9 years, 239 days
Vice President                            10/29/97        10,000      3.94           6.69              3.94       9 years, 245 days
  Corporate Development                                  -------
                                                          65,000


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company entered into an employment agreement with Michael D. Casey on August 25, 1997. The compensation terms of such agreement are described elsewhere in the Proxy Statement under the heading CEO Compensation. Pursuant to the terms of the agreement, if Mr. Casey is terminated without cause, the Company will continue Mr. Casey's compensation for a period of twelve (12) months from the termination date. Mr. Casey's then current base salary will be received without consulting duties. In addition, if there is a termination without cause as a result of an acquisition, then the forgoing amounts shall be paid for a period of twenty-four (24) months.

     The Company has entered into employment agreements with each of Messrs. James R. Glynn, Richard E. Jones, Andrew G. Korey, and Richard D. Leavitt which provide that, in the event the officer's employment with the Company is Involuntarily Terminated and such termination is not a Termination for Cause, then such officer will be entitled to six (6) months of salary continuation at his salary level in effect at the time of such termination.

     In addition, the employment agreement for each such officer provides for accelerated vesting of the shares of Common Stock subject to his outstanding options under the Company's 1988 Restricted Stock Plan (the "1988 Plan") in the event his employment with the Company terminates by reason of an Involuntary Termination, other than a Termination for Cause, within eighteen (18) months after a change in control. Each outstanding option under the 1988 Plan which the officer holds at the time of such Involuntary Termination will immediately vest and become exercisable for all the shares at the time subject to the option. Each officer will then have a limited period following such termination of employment in which to exercise those options for any or all of the option shares as fully-vested shares.

     For purposes of these agreements, the following definitional provisions will be in effect:

     -    "Change in Control":

               (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding voting securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

               (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

               (iii) the acquisition of beneficial ownership, by any person or a group of related persons, of securities possessing thirty percent (30%) or more of the total combined voting power of the Company's outstanding voting securities pursuant to a third-party tender or exchange offer made to the Company's stockholders; or

               (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

     - "Involuntary Termination": a termination of employment with the Company

               (i)       involuntarily upon the officer's dismissal; or

               (ii) voluntarily following: (a) a change in his position with the Company which materially reduces his duties and responsibilities or the level of management to which he reports; (b) a reduction of ten percent (10%) or more in his level of compensation (including base salary, fringe benefits and target bonus); or (c) a change in his place of employment which is more than 50 miles from his place of employment immediately prior to the Change in Control, provided and only if such change or reduction is effected without his written concurrence.

     - "Termination for Cause": an Involuntary Termination effected by reason of the officer having engaged in fraud, acts of dishonesty or in any other illegal or intentional misconduct adversely affecting the business reputation of the Company in a material manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

     The Company retains Brobeck, Phleger & Harrison LLP as its principal outside legal counsel. J. Stephan Dolezalek, a director of the Company, has been a partner of Brobeck, Phleger & Harrison LLP since 1989.

     OFFICER/DIRECTOR LOANS

     In December 1997, the Company loaned to Mr. Michael D. Casey, President and Chief Executive Officer and Director, the principal amount of $500,000 in connection with Mr. Casey's purchase of his principal residence (the "Property"). Such loan amount does not bear interest and is secured by a second deed of trust on the Property. The loan will have a seven year term and shall be forgiven at the end of years three through seven of Mr. Casey's employment, in $100,000 increments.

     In November 1997, the Company loaned to Mr. Harry D. Pedersen, Vice President of Business Development, the principal amount of $100,000 in connection with Mr. Pedersen's purchase of his principal residence (the "Property"). The loan has a maximum term of four years and shall become due and payable in one lump sum at the end of that term. The loan is secured by a second deed of trust on the Property and is interest free so long as Mr. Pedersen continues in the Company's employ.

     In September 1997, the Company loaned to Mr. Edward E. Luck, Chairman of the Board, the amount of $750,000. Such loan amount must be repaid by September 1998 with interest, which shall accrue on the outstanding principal balance at a rate of 7% per annum. The loan is secured by a deed of trust on his residences and the shares of the Company's Common Stock that he owns.

     In October 1995, the Company loaned to Mr. Glynn, Chief Operating Officer, Chief Financial Officer, Assistant Secretary, and Director, the principal amount of $100,000 in connection with Mr. Glynn's purchase of his principal residence (the "Property"). Such loan amount must be repaid no later than October 13, 2000, does not bear interest and is secured by a second deed of trust on the Property. Subject to Mr. Glynn's continued employment, the loan will be forgiven in a series of three successive annual installments, each equal to one third of the original principal balance of the loan, upon his completion of each year of service beginning July 1, 1997.

     The highest outstanding balance under each of the promissory notes delivered by the Company's executive officers and director during the year was as follows: Mr. Casey, $500,000; Mr. Pedersen, $100,000; Mr. Luck, $764,872 and Mr. Glynn, $100,000. The outstanding balance on each of the promissory notes as of March 23, 1998 was as follows: Mr. Casey, $500,000; Mr. Pedersen, $100,000; Mr. Luck, $776,667 and Mr. Glynn, $66,667.

      SHARED INVESTMENT PROGRAM

      In June 1997, certain officers of the Company purchased shares of the Company's Common Stock pursuant to the Shared Investment Program under the 1988 Restricted Stock Option Plan by delivering full-recourse promissory notes in payment of the purchase price for those shares. Under the Shared Investment Program, Messrs. Glynn, Pedersen and Leavitt each purchased 100,000 shares at $6.25 per share. Other executive officers, Ronald P. Lucas and Natalie L. McClure, each purchased 15,000 and 10,000 shares, respectively, at $6.25 per share. Each note bears interest at 6.69% per annum rate, compounded semi-annually, required under the federal tax laws to avoid the imputation of compensation income and has a maximum term of nine (9) years. Each note is secured by a pledge of the purchased shares with the Company.

     The shares of the Company's Common Stock purchased under the promissory notes are subject to the following shared investment arrangement.

          - If the participant remains in the Company's service until the first anniversary of the purchase date of his or her shares under the Program, then the Company will share any loss which the participant may incur upon the subsequent sale of those shares. The loss sharing arrangement will be as follows:

          - to the extent any shares are sold before the third anniversary of their purchase date, the participant will be responsible for 100% of the loss; and

          - to the extent any shares are sold on or after the third anniversary of their purchase date, the participant will be responsible for only 50% of the loss, and the Company will remit to the participant a cash payment equal to the remaining 50% of that loss.

          The Company will also be entitled under certain circumstances to share in the gain (if any) which the participant may realize upon the subsequent sale of the purchased shares. The gain sharing arrangement will be as follows:

          - to the extent any of the shares are sold on or before the second anniversary of their purchase date, the participant will only be entitled to receive 50% of the gain, and the remaining 50% of the gain will be paid over to the Company at the time of the sale;

          - to the extent any of the shares are sold after the second anniversary but on or before the third anniversary of their purchase date, the participant will only be entitled to receive 75% of the gain, and the remaining 25% of the gain will be paid over to the Company at the time of the sale; and

          - to the extent any of the shares are sold on or after the third anniversary of their purchase date, the participant will be entitled to receive 100% of the gain.

     The gain/loss sharing arrangement will be in effect only to the extent the shares are sold while there is an outstanding unpaid balance under the participant's note and the sale proceeds are applied to payment of that note.

     The highest outstanding balance under each of the promissory notes delivered by the Company's executive officers during the year was as follows:
Mr. Glynn, $646,651; Mr. Pedersen, $646,651; Mr. Leavitt, $646,651; Mr. Lucas,
$96,998 and Dr. McClure, $64,665. The outstanding balance on each of the promissory notes as of March 23, 1998 was as follows: Mr. Glynn, $656,044; Mr. Pedersen, $656,044; Mr. Leavitt, $656,044; Mr. Lucas, $98,407 and Dr. McClure, $65,604.


                           COMPLIANCE WITH SECTION 16(a) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and beneficial owners of more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of such Common Stock with the United States Securities and Exchange Commission ("SEC"). Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during the period from January 1, 1997 to December 31, 1997, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements, except that a late Form 5 was filed by Mr. Casey with respect to the repricing of his option grants on October 29, 1997.

                          STOCK OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of December 31, 1997 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for election to the Board at the Annual Meeting, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group.

                                PRINCIPAL STOCKHOLDERS

                                              Number        Percent of Total
        Name and Address                    of Shares    Shares Outstanding(1)(2)
        ----------------                    ---------    ------------------------
Heartland Advisors, Inc. (3). . . . . . .   2,615,000           11.94%
   790 North Milwaukee Street
   Milwaukee, WI  53202
State of Wisconsin Investment Board (4) .   2,065,000            9.43%
   Post Office Box 7842
   Madison, WI  53707
Dimensional Fund Advisors, Inc. (5).. . .   1,299,300            5.93%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401
Edward E. Luck (6). . . . . . . . . . . .     574,975            2.62%
Craig R. McMullen (6) . . . . . . . . . .     278,107            1.27%
Richard D. Leavitt, M.D. (6)  . . . . . .     127,302                *
Michael D. Casey (6). . . . . . . . . . .           -                *
Marvin E. Jaffe, M.D. (6).. . . . . . . .           -                *
Bradley G. Lorimier (6) . . . . . . . . .           -                *
James R. Glynn (6)  . . . . . . . . . . .     114,268                *
Richard E. Jones, Ph.D. (6) . . . . . . .      63,458                *
Andrew G. Korey, Ph.D. (6). . . . . . . .      52,690                *
J. Stephan Dolezalek (7). . . . . . . . .      48,800                *
Julius L. Pericola (6). . . . . . . . . .      32,668                *
John E. Lyons (6) . . . . . . . . . . . .      27,200                *

All current directors and executive . . .   1,786,660            8.03%
  officers as a group (15 persons) (8)
______________________

*    Less than one percent.

(1) Percentage of beneficial ownership is calculated assuming 21,908,300 shares of Common Stock were outstanding on December 31, 1997.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible with 60 days of December 31, 1997, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) This table is based upon information supplied to the Company by executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company's executive offices, 34700 Campus Drive, Fremont, CA 94555. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him.

(3) Pursuant to a Schedule 13G/A dated January 29, 1998, and filed with the Securities and Exchange Commission (the "SEC"), Heartland Advisors, Inc. has reported that as of December 31, 1997, it had sole voting power over 2,565,000 of these shares and sole dispositive power over all of these shares. These shares are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities.

(4) Pursuant to a Schedule 13G/A dated January 13, 1998, and filed with the SEC, State of Wisconsin Investment Board has reported that as of December 31, 1997, it had sole voting and dispositive power over all of these shares.

(5) Pursuant to a Schedule 13G dated February 6, 1998, and filed with the SEC, Dimensional Fund Advisors Inc. has reported that as of December 31, 1997, it had sole voting power over 824,100 of these shares and sole dispositive power over all of these shares. Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 153,700 shares that are owned by the Fund and 321,500 shares that are owned by the Trust.

(6) The amounts shown include shares which may be acquired currently or within 60 days after December 31, 1997, through the exercise of stock options, as follows: Mr. Luck, 11,716 shares; Mr. McMullen, 72,427 shares; Dr. Leavitt, 26,561 shares; Mr. Glynn, 13,329 shares; Dr. Jones, 62,490 shares; Dr. Korey, 38,661 shares; Mr. Pericola, 32,668 shares; Mr. Lyons, 27,200 shares; and Messrs. Casey, Jaffe and Lorimier, none.

(7) Includes 46,000 shares subject to options and 2,800 shares held directly by Mr. Dolezalek. Mr. Dolezalek, a director of the Company since October 6, 1994, is also a Partner in the law firm of Brobeck, Phleger & Harrison LLP, the Company's legal counsel.

(8)  Includes 348,468 shares subject to options.

     To the Company's knowledge, each beneficial owner of more than 10% of the Company's capital stock filed all reports and reported all transactions on a timely basis with the SEC, National Association of Securities Dealers, Inc. and the Company.

                    DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 18, 1998 so they may be included in the proxy statement and form of proxy relating to that meeting.


                                    ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


                                      FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the "Form 10-K"), is being mailed concurrently with the Notice of Annual Meeting and Proxy Statement. Additional copies may be obtained, without charge, by writing to Investor Relations, Matrix Pharmaceutical, Inc., 34700 Campus Drive, Fremont, California 94555.


                                    OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                         THE BOARD OF DIRECTORS
Dated:  April 16, 1998

                             MATRIX PHARMACEUTICAL, INC.
                                        PROXY
                    Annual Meeting of Stockholders,  May 18, 1998

                  This Proxy is Solicited on Behalf of the Board of
                             Matrix Pharmaceutical, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 18, 1998 and the Proxy Statement and appoints James R. Glynn and Michael D. Casey and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Matrix Pharmaceutical, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555 on Monday, May 18, 1998 at 10:00 A.M. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

                                                                 WITHHOLD
                                                                 AUTHORITY
                                               FOR                TO VOTE

          Michael D. Casey
                                             -------               -----
          J. Stephan Dolezalek
                                             -------               -----
          James R. Glynn
                                             -------               -----
          Marvin E. Jaffe, M.D.
                                             -------               -----
          Bradley G. Lorimier
                                             -------               -----
          Edward E. Luck
                                             -------               -----
          John E. Lyons
                                             -------               -----
          Julius L. Pericola
                                             -------               -----

     2.   FOR  AGAINST   ABSTAIN   To ratify the Board of Director's selection
                                   of Ernst & Young LLP to serve as the
                                   Company's independent public accountants for the fiscal year ending December 31, 1998.

                                   In accordance with the discretion of the proxyholders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

     The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposal. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSAL.

     Please print the name(s) appearing
     on each share certificate(s) over
     which you have voting authority:
                                         ---------------------------------------
                                              (Print name(s) on certificate)

     Please sign your name:                                      Date:
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                                (Authorized Signature(s))